Phoenix Asia Holdings Limited

INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS

CERT.9999

****9,000,000,000******
*****9,000,000,000*****
******9,000,000,000****
*******9,000,000,000***
********9,000,000,000**

THIS CERTIFIES THAT

*** SPECIMEN ***

CUSIP: xxxxxxxxxx

IS THE REGISTERED HOLDER OF

*** NINE BILLION AND 00/100 ***

FULLY PAID AND NON-ASSESSABLE ORDINARY SHARES WITHOUT PAR VALUE IN THE CAPITAL OF

Phoenix Asia Holdings Limited

transferable on the books of the Corporation only upon surrender of this certificate properly endorsed.

This certificate is not valid until countersigned by the Transfer Agent and Registrar of the Corporation.

IN WITNESS WHEREOF the Corporation has caused this certificate to be signed on its behalf by the facsimile signatures of its duly authorized officers.

DATED: July 15, 2024

President

COUNTERSIGNED AND REGISTERED
ODYSSEY TRANSFER AND TRUST COMPANY
TRANSFER AGENT & REGISTRAR
Woodbury, Minnesota

By: ______________________________

Secretary

Authorized Officer

The shares represented by this certificate are transferable at the offices of Odyssey Transfer and Trust Company, Woodbury